EXHIBIT 2.3

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 10/31/2015 11:45 AM
Original ID: 2015-000688114
Amendment ID: 2015-001779994

Profit Corporation
Articles of Amendment

1. Corporation name:

ShiftPixy, Inc.

2. Article(s) IV is amended as follows:

The corporation will also have the authority to issue 50,000,000 shares of Preferred Stock, $.0001 par value. The Common and/or Preferred Stock of the corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 10/23/2015
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

The board has determined that it is the interest of ShiftPixy, Inc. and its shareholders to amend its articles of incorporation to authorize a class of preferred shares

Received
OCT 27 2015
Secretary of State
Wyoming

OR

P-Amendment - Revised 11/2012

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Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: [signature]

Date: 10/26/2015
(mm/dd/yyyy)

Print Name: Lisa Espinoza

Title: Authorized Agent

Contact Person: Scott W. Absher

Daytime Phone Number: (949) 975-9100 Email: scott.absher@shiftpixy.com

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [ ] Please submit one **originally signed** document and one exact photocopy of the filing.

P-Amendment - Revised 11/2012

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RESOLUTION OF THE BOARD OF DIRECTORS OF

ShiftPixy, Inc.,

a Wyoming Corporation

The undersigned, being all of the members of the Board of Directors of ShiftPixy, Inc., a Wyoming corporation (the "Corporation"), acting pursuant to authority granted by Section 17.16.1005 of the Wyoming Business Corporation Act, and Article III, Section 1 and Article XI of the By-Laws of the Corporation, do hereby adopt the following resolution by written consent as of October 23, 2015:

Resolution to Amend the ShiftPixy Articles of Incorporation

WHEREAS, on October 23, 2015, the undersigned authorized the following action concerning ShiftPixy, Inc.;

WHEREAS, the undersigned have determined that it is the interest of ShiftPixy, Inc. and its shareholders to amend its articles of incorporation to authorize a class of preferred shares;

WHEREAS, the board has elected to amend Article IV of its articles of incorporation add the following language:

> The corporation will also have the authority to issue 50,000,000 shares of Preferred Stock, $.0001 par value. The Common and/or Preferred Stock of the corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of ShiftPixy, Inc. consents to the amendment to Article IV of its articles of incorporation add the following language:

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The corporation will also have the authority to issue 50,000,000 shares of Preferred Stock, $.0001 par value. The Common and/or Preferred Stock of the corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

[SIGNATURES FOLLOW]

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

Dated as of October 23, 2015

DIRECTORS:

J. Stephen Holmes

Scott W. Absher

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CONFIRMATION

This will confirm the resignation of J. Stephan Holmes on July 1, 2015.

Any reference to him or any signature by him on any subsequent corporate actions or resolutions as a Director, including but not limited to the Written Action of Directors set forth above is not correct and any reference to him or signature by him on and Written Action of Directors should be omitted as he had already resigned as a Director on July 1, 2015.

/s/ Scott W. Absher

Scott W. Absher,

President and Director

ShiftPixy, Inc.

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